Exhibit 23.2



               Consent of Independent Certified Public Accountants





Alba Waldensian, Inc.
Valdese, NC North Carolina



     We hereby consent to the incorporation by reference in the Registration Statement No. 33-15833 on Form S-8 of our reports dated February 8, 1995, relating to the consolidated financial statements and schedules of Alba-Waldensian, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


Greensboro, North Carolina                 BDO Seidman
April 5, 1995

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                                                                   Schedule II

                              Alba-Waldensian, Inc.
                                and Subsidiaries
                             Valdese, North Carolina

                         Valuation and Qualifying Accounts

                                Balance at    Charged to      Reduction    Balance
Description/                   Beginning of     Cost and          of        at End
Fiscal Year Ended                 Period       Expenses        Allowance   of Period
Year Ended December 31, 1994

Accounts Receivable-Allowance     194,000      74,933        88,933         180,000
 for uncollectible accounts

Notes Receivable-Allowance for          0
 uncollectible accounts

Inventory-Reserve for markdowns   149,000      579,997      343,797         385,200

Year Ended December 31, 1993

Accounts Receivable-Allowance     120,000      654,000      580,000         194,000
 for uncollectible accounts

Notes Receivable-Allowance for     43,000                    43,000               0
 uncollectible accounts

Inventory-Reserve for markdowns   400,000      434,000      685,000         149,000

Year Ended December 31, 1992

Accounts Receivable-Allowance     164,000       13,000       57,000         120,000
 for uncollectible accounts

Notes Receivable-Allowance for     20,000       23,000                       43,000
 uncollectible accounts

Inventory-Reserve for markdowns   500,000       76,000      176,000         400,000
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                                       S-2